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          FILED                                                        EXHIBIT J
   IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA        CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
      Nov 12 1997
    No. C12.333-97          CATHY SOUERS     of    Greyhawk Stained Glass, Inc.
                         --------------------   --------------------------------
   /s/ DEAN HILLER          Secretary or               Name of Corporation
     Dean Hiller,        Assistant Secretary
 Secretary of State

 We the undersigned                       Shannon Baldino
                       ---------------------------------------------------------
                                     President or Vice President

and             Cathy Souers           of        Greyhawk Stained Glass, Inc.
    ---------------------------------      -------------------------------------
    Secretary or Assistant Secretary               Name of Corporation

 do hereby certify:

That the board of Directors of said corporation at a meeting duly convened and held on the 12th day of Nov., 1997, adopted a resolution to amend the original articles as follows:

Article I  is hereby amended to read as follows:
 I. The name of the corporation shall be R & R Resources, Inc.





The said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                        /s/ SHANNON BALDINO
                                        ----------------------------------------
                                             President or Vice President

                                        /s/ CATHY SOUERS
                                        ----------------------------------------
                                             Secretary or Assistant Secretary

 State of   Nevada
            ----------------------
 County of    Clark
              --------------------
 On    Nov. 12, 1997             personally appeared before me, a Notary Public,
       -------------------------
 Shannon Baldino & Cathy Souers , who acknowledged that he/she executed the
---------------------------------
above document.

                                        /s/ STACY L. EWING
                                        ---------------------------------------
         [Stamp/Seal]                                Notary Public